                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

          Name                        State of Organization     Percentage Owned
          ----                        ---------------------     ----------------
Odd-Job Holdings, Inc.                    Delaware                  100%

Odd-Job Acquisition Corp.                 Delaware                  100% (1)

ZS Peddlers Mart, Inc.                    Delaware                  100% (2)

Odd Job Trading Corp.                     New York                  100% (2)

HIA Trading Associates                    New York                  100% (3)

VCM, Ltd.                                 Ohio                       50%


----------------------------------

(1)    Wholly-owned subsidiary of Odd-Job Holdings, Inc.
(2)    Wholly-owned subsidiary of Odd-Job Acquisition Corp.
(3)    General Partnership with Odd-Job Acquisition Corp.
                and Odd Job Trading Corp. as partners.



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